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                      PROGRESS VENTURES, INC. CONSOLIDATED
                                  BALANCE SHEET
                  FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2001

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                                                                                                    09/30/01
                                                                                                 ---------------

                  ASSETS

                   CURRENT ASSETS

                   Cash
           10000     Cash - Operating (Wachovia)                                               $   7,306,454.14
           10010     Cash - Investment                                                             1,122,503.04
                                                                                                 ---------------
                   Total Cash                                                                      8,428,957.18

                   Accounts Receivable
           11000     A/R Trade - General                                                          23,845,116.10

                     ACCOUNTS RECEIVABLE - I/C PROGRESS ENERGY SUBS:
           11100     Income Tax Receivable - Progress Energy, Inc.                               107,315,402.31
                                                                                                 ---------------
                     TOTAL ACCOUNTS RECEIVABLE - I/C PROGRESS ENERGY SUBS:                       107,315,402.31
                                                                                                 ---------------
                   Total Accounts Receivable                                                     131,160,518.41


                   Other Current Assets
                   Inventory:
           12005     Other                                                                         3,207,585.29
                                                                                                 ---------------
                   Total Inventory                                                                 3,207,585.29


           13030   Deposits                                                                            5,183.34
                                                                                                 ---------------
                   Total Other Current Assets                                                      3,212,768.63

                                                                                                 ---------------
                   TOTAL CURRENT ASSETS                                                          142,802,244.22
                                                                                                 ---------------
                   FIXED ASSETS
                     Property, Plant & Equipment
                     Land
           14000       Land - Other                                                                2,922,518.17
           14015       Land - Improvements                                                            91,364.34
                                                                                                 ---------------
                     Total Land                                                                    3,013,882.51

                   Plant & Equipment
           14100     Construction in Progress, Non-Project Controller                            100,814,979.68
           14110     Construction in Progress, Project Controller                                 31,248,558.24

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           14200   Plant                                                                          12,944,922.91
           14300   Equipment                                                                      11,429,743.82
           14250   Solid Fuel and Sandy River Purchase                                            74,269,631.06
                                                                                                 ---------------
                  Total Plant & Equipment                                                        230,707,835.71

                                                                                                 ---------------
                  Total Property, Plant & Equipment                                              233,721,718.22


                  Accumulated Depreciation
           15015   Accumulated Depreciation - Land Improvements                                      (15,227.39)
           15200   Accumulated Depreciation - Plant                                               (4,552,420.76)
           15250   Accumulated Depreciation - Solid Fuel and Sandy River Purchase                (13,611,137.92)
                                                                                                 ---------------
                   Total Accumulated Depreciation                                                (18,178,786.07)

                  TOTAL FIXED ASSETS                                                             215,542,932.15
                                                                                                 ---------------
                  OTHER ASSETS
                   Intangible Assets
           16195     Intangible Assets - Other                                                    13,804,365.64
                                                                                                 ---------------
                   Total Intangible Assets                                                        13,804,365.64

                                                                                                 ---------------
                   Net Intangible Assets                                                          13,804,365.64


           19550     Investment in Colona - Capital                                                1,910,000.00
           19552     Investment in Colona - Income                                                (1,910,000.00)

                  TOTAL OTHER ASSETS                                                              13,804,365.64
                                                                                                 ---------------

                TOTAL ASSETS                                                                     372,149,542.01
                                                                                                 ===============

                LIABILITIES & EQUITY

                   LIABILITIES

                   CURRENT LIABILITIES
                     Accounts Payable
           20000     Accounts Payable - Trade                                                      7,920,006.48
           20600     Accounts Payable - CM Estimate due to Month Lag Rptg - Income Effect          5,320,224.74

                     ACCOUNTS PAYABLE - I/C PROGRESS ENERGY SUBS:
           20200     Accounts Payable - I/C CP&L                                                      66,974.56
           20240     Accounts Payable - I/C EFC Sub                                                8,699,968.91
           20250     Accounts Payable - I/C Money Pool (Progress Energy)                          56,257,442.46
                                                                                                 ---------------
                     TOTAL ACCOUNTS PAYABLE - I/C PROGRESS ENERGY SUBS                            65,024,385.93
                                                                                                 ---------------

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                     Total Accounts Payable                                                       78,264,617.15


                   OTHER CURRENT LIABILITIES
                     Accrued Taxes
           22250       Accrued Property Taxes                                                       (133,160.38)
           22275       Coal Taxes Payable                                                            159,265.89
                                                                                                 ---------------
                     Total Accrued Taxes                                                              26,105.51

                     Accrued Liabilities
           22415       Accrued Royalties - Rex                                                     2,416,702.95
           22416       Accrued Royalties - General                                                 4,224,515.19

                       ACCRUED LIABILITIES - I/C PROGRESS ENERGY SUBS:
           22505       Accrued Payables - EFC - Private Letter Ruling                              3,991,352.00
           22507       Accrued Interest - EFC                                                      3,458,340.24
           20400       Accrued Interest - Money Pool (Progress Energy)                               905,297.27
                                                                                                 ---------------
                       TOTAL ACCRUED LIABILITIES - I/C PROGRESS ENERGY SUBS:                       8,354,989.51
                                                                                                 ---------------
                     Total Accrued Liabilities                                                    14,996,207.65

                                                                                                 ---------------
                   TOTAL OTHER CURRENT LIABILITIES                                                15,022,313.16
                                                                                                 ---------------
                   TOTAL CURRENT LIABILITIES                                                      93,286,930.31
                                                                                                 ---------------

                   LONG-TERM LIABILITIES

           23005       Note Payable - EFC                                                         65,262,685.93
                                                                                                 ---------------
                   TOTAL LONG-TERM LIABILITIES                                                    65,262,685.93
                                                                                                 ---------------
                   TOTAL LIABILITIES                                                             158,549,616.24
                                                                                                 ---------------
                   EQUITY
           24000       Common Stock, $1 par - 100 shares                                                 100.00
           24100       Additional Paid In Capital                                                129,662,553.22
           24500       Minority Interest - Capital                                                16,949,417.89
           24501       Minority Interest - Income                                                (13,876,411.97)
           24600       Retained Earnings                                                          26,277,566.65
 (40000 TO 99999)      Net Income                                                                 54,586,699.98
                                                                                                ----------------
                   TOTAL EQUITY                                                                  213,599,925.77
                                                                                                ----------------
                 TOTAL LIABILITIES & EQUITY                                                      372,149,542.01
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